                             REVENUE CONCENTRATION

    We have derived a significant portion of our total revenue from a limited number of semiconductor companies, and we expect this to continue. For the second quarter and for the first six months of fiscal 1999, NEC accounted for approximately 22% and 16%, respectively, of our revenue compared to 18% and 15% for the comparable period in fiscal 1998. We believe that NEC will continue to represent more than 10% of our total revenue for at least the next several years, although NEC is not obligated to continue using our technology in current or future products. While we continue to broaden our base of licensees, it is likely that our revenue will continue to be concentrated among a small number of semiconductor companies. The identity of particular licensees that will account for this revenue concentration will vary from period to period depending on the addition or expiration of contracts, the nature and timing of payments due under our contracts and the volumes and prices at which our licensees sell products incorporating our technology.

    Our revenue is also presently concentrated in a small number of products. To date, we have derived a substantial portion of our total revenue from contract revenue and royalties earned on sales of video game products. In particular, revenue from Nintendo and NEC relating to Nintendo 64 video game players and related cartridges for the second quarter and first six months of fiscal 1999 was 71% and 75%, respectively, of our total revenue compared to 74% and 76% for the comparable periods in fiscal 1998.

    We anticipate that royalties related to sales of Nintendo 64 video game cartridges will continue to represent a substantial portion of our total revenue for the next several years. Accordingly, factors negatively affecting sales of Nintendo 64 video game cartridges could have a material adverse effect on our results of operations and financial condition.

    The market for home entertainment products is competitive and the introduction of new products or technologies, as well as shifting consumer preferences, could negatively impact the amount and timing of sales of Nintendo 64 video game players and related cartridges. In addition, the eventual introduction of the next generation Nintendo video game system is likely to result in declining sales of Nintendo 64 video game players and related cartridges, although sales of video game cartridges, which account for a significant portion of our royalties, will continue, albeit at a declining rate, for a period of time after the introduction. We developed key elements of the Nintendo 64 system in conjunction with Silicon Graphics. These elements included certain software and graphics technologies which, as a result of our separation from Silicon Graphics and our shift in strategic direction in early 1998, we no longer offer. Accordingly, we will need to generate revenue growth from our stated markets to offset the eventual decline of Nintendo 64 royalties. We understand that the next generation Nintendo video game system will not incorporate any of our technology. We value our relationship with Nintendo; however, there can be no assurance that this relationship will result in any revenues for us other than those generated by the sale of Nintendo 64 video game players and related cartridges. In May 1998, we entered into a memorandum of understanding with Silicon Graphics, Nintendo Co. Ltd. and ArtX, Inc. resolving certain disputes among the parties. See "Business -- Litigation".

    Although we expect that an increasingly significant portion of our future revenue will be related to sales of digital consumer and business equipment products, our technology


      may not be selected for design into any such products. Accordingly, we may remain significantly dependent on revenue related to sales of video game products, which may decline. Our ability to diversify our sources of revenue is still uncertain and will depend on whether our processors and related designs are accepted in a broader range of digital consumer products and business equipment. Our experience in these markets is limited because, prior to 1998, we were focused primarily on the development of high performance processors for Silicon Graphics' workstations and related designs. Our new focus requires us to shift our research and development efforts and places an increased importance on our sales and marketing efforts. As we shift our direction, the identity of significant products may vary from period to period depending on the addition of new contracts and the number of designs using our technology.

                UNPREDICTABLE AND FLUCTUATING OPERATING RESULTS

    Our revenue and operating results may vary significantly from quarter to quarter due to a number of factors, many of which are outside of our control. These factors include:

    - the demand for and average selling prices of semiconductor products that incorporate our technology;

    - the financial terms of our contractual arrangements with our semiconductor licensees, which may provide for significant up-front payments or payments based on the achievement of certain milestones;

    - the relative mix of contract revenue and royalties;

    - competitive pressures resulting in lower contract revenue or royalty rates;

    - our ability to develop, introduce and market new processor intellectual property;

    - the establishment or loss of licensing relationships with semiconductor manufacturing companies, fabless semiconductor companies or system original equipment manufacturers;

    - the timing of new products and product enhancements by us and our competitors;

    - changes in development schedules, research and development expenditure levels and product support by us and digital consumer product manufacturers;

    - seasonal fluctuations; and

    - general economic and market conditions.

    Our revenue components are difficult to predict and may fluctuate significantly from period to period. Because our expenses are largely independent of our revenue in any particular period, it is difficult to accurately forecast our operating results. Our operating expenses are based, in part, on anticipated future revenue and a high percentage of our expenses are fixed in the short term. As a result, if our revenue is below expectations in any quarter, the adverse effect may be magnified by our inability to adjust spending in a timely manner to compensate for the revenue shortfall.

    We also expect to experience seasonal fluctuations in our revenue and operating results because revenue related to sales of digital consumer products is expected to constitute a substantial portion of our total revenue over the next several years. We typically record royalty revenue from our licensees, including Nintendo, in the quarter following the sale of the related digital consumer product. Because a disproportionate amount of Nintendo 64 video game cartridges are typically sold in our second fiscal quarter (which includes the holiday selling season), we have realized a disproportionate amount of our revenue and operating income in our third fiscal quarter. We expect that these seasonal fluctuations will continue as we increase our focus on processors, cores and related designs for high-volume digital consumer products.

    In light of the foregoing and the other risks discussed in this section, we believe that quarter-to-quarter comparisons of our revenue and operating results may not be a good indication of our future performance. It is possible that in some future periods our results of operations may be below the expectations of public market analysts and investors. In this event, the price of our common stock may fall.

                DEPENDENCE ON DIGITAL CONSUMER PRODUCTS INDUSTRY

    The digital consumer products industry is presently the primary market for our processor, core and related designs. As a result, our success will depend largely on consumer acceptance of the products that incorporate our technology. Our dependence on the digital consumer products industry involves several risks and uncertainties, including:

    - changes in consumer requirements and preferences;

    - the introduction of products by our competitors embodying new technologies or features;

    - the potentially limited opportunities for design wins with respect to certain digital consumer products, such as video game products, due to a limited number of product manufacturers and the length of product life cycles;

    - the difficulty in predicting the level of consumer interest in and acceptance of many digital consumer product applications, such as handheld personal computers and set-top boxes, which have only recently been introduced to the market; and

    - the current lack of open industry standards for hardware and software in the digital consumer products industry.

    Factors negatively affecting the digital consumer products industry could have a material adverse effect on our business, results of operations and financial condition. Moreover, to the extent that the performance, functionality, price and power characteristics of our processor designs do not satisfy those that may be critical to specific digital consumer product applications, the use of our processors, cores and related designs may be further confined to a limited segment of that industry.

    The timing and amount of royalties we receive depends on sales by digital consumer product manufacturers of products incorporating our technology. The process of persuading digital consumer product manufacturers to adopt our technology can be lengthy. Even if our technology is adopted, we cannot be certain that it will be used in a product that is ultimately brought to market, achieves commercial acceptance or generates meaningful royalties for us. We are subject to risks beyond our control that influence the success or failure of a particular digital consumer product manufacturer, including:

    - the competition the manufacturer faces and the market acceptance of its products;

    - the engineering, marketing and management capabilities of the manufacturer and the technical challenges unrelated to our technology that it faces in developing its products; and

    - the financial and other resources of the manufacturer.

    If our technology is not adopted by digital consumer product manufacturers and incorporated into the products they sell, our business could be materially and adversely affected. Furthermore, because we do not control the business practices of our licensees, we do not influence the degree to which our licensees promote our technology or set the prices at which the products incorporating our technology are sold to digital consumer product manufacturers.

                NEW PRODUCT DEVELOPMENT AND TECHNOLOGICAL CHANGE

    Our future success will depend on the extent to which our processor, core and related designs are incorporated into the products of leading digital consumer product and business equipment manufacturers ("design wins"). This requires that we develop enhancements and new generations of our processors, cores and other intellectual property that satisfy the requirements of specific product applications and introduce these new technologies to the marketplace in a timely manner. We cannot assure you that our development efforts will be successful or that we will not encounter significant delays. If our development efforts are not successful or are significantly delayed, or if the characteristics of our processors, cores and other intellectual property are not compatible with the requirements of specific product applications, our ability to achieve design wins may be limited. Our failure to achieve a sufficient number of design wins could have a material adverse effect on our business, results of operations and financial condition.

    Technical innovations of the type critical to our success are inherently complex and involve several risks, including:

    - our ability to anticipate and timely respond to changes in the requirements of digital consumer product and business equipment manufacturers;

    - our ability to anticipate and timely respond to changes in semiconductor manufacturing processes;

    - changing consumer preferences in the digital consumer products market;

    - the emergence of new standards in the semiconductor, digital consumer product or business equipment industries;

    - the significant investment that is often required before commercial viability is determined; and

    - the introduction by our competitors of products embodying new technologies or features.

    Any failure by us to adequately address these risks could render our existing processor, core and related designs obsolete and could have a material adverse effect on our business, results of operations and financial condition. In addition, we cannot assure you that we will have the financial and other resources necessary to develop processor, core and related designs in the future, or that any enhancements or new generations of the technology that we develop will generate revenue in excess of the costs of development.

                         INTELLECTUAL PROPERTY MATTERS

    Our success and ability to compete are substantially dependent on our internally developed technologies and trademarks which we attempt to protect through a combination of patent, trademark, copyright and trade secret laws. We also use licensing agreements and employee and third party nondisclosure and assignment agreements to limit access to and distribution of our proprietary information and to obtain ownership of technology prepared on a work-for-hire basis.

    Despite our efforts to protect our intellectual property rights, unauthorized parties may attempt to copy or otherwise obtain and use our technologies, including in the marketing and sale of unauthorized MIPS-based clones. We intend to vigorously protect our intellectual property rights through litigation and other means. However, there can be no assurance that we will be able to enforce our rights or prevent other parties from designing and marketing unauthorized MIPS-based products.

    Policing the unauthorized use of our intellectual property is difficult, and we cannot be certain that the steps we have taken will prevent the misappropriation of our technologies, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. In addition, we cannot be certain that others will not independently develop or otherwise acquire the same or substantially equivalent technologies as ours or that the steps we have taken to obtain ownership of contributed intellectual property and to prevent misappropriation of our intellectual property will be sufficient.

    We own 54 U.S. patents on various aspects of our technology, with expiration dates ranging from 2006 to 2017, and have an additional 15 U.S. patent applications pending. We also own or have filed corresponding patents and applications in various foreign jurisdictions. We cannot assure you that any of our patent applications will be approved or that any of the patents that we own will not be challenged, invalidated or circumvented by others or be of sufficient scope or strength to provide us with any meaningful protection or commercial advantage. Moreover, significant litigation regarding intellectual property rights exists in our industry. We cannot be certain that third parties will not make a claim of infringement against us or against our semiconductor manufacturing licensees in connection with their use of our technology. Any claims, even those without merit, could be time consuming to defend, result in costly litigation and/or require us to enter into royalty or licensing agreements. These royalty or licensing agreements, if required, may not be available to us on acceptable terms or at all. A successful claim of infringement against us or one of our semiconductor manufacturing licensees in connection with its use of our technology could adversely affect our business.

    We have entered into, and in the future may enter into, cross licensing arrangements with others, including Silicon Graphics. Under these arrangements, we license certain of our patents in exchange for patent licenses from such licensees but do not generally transfer know-how or other proprietary information. Although these types of cross licensing arrangements are common in the semiconductor and processor industries, these arrangements may facilitate the ability of such licensees, either alone or in conjunction with others, to develop competitive products and designs.

    We have entered into licensing arrangements with Silicon Graphics with respect to certain of its intellectual property that we use in our business. As a result of the separation, however, we no longer have full access to Silicon Graphics' patents and other intellectual property. In the past, the MIPS Group benefitted from its status as a division of Silicon Graphics in its access to the intellectual property of third parties through licensing arrangements or otherwise, and in the negotiation of the financial and other terms of such arrangements. The separation of our business from that of Silicon Graphics could adversely affect our ability to negotiate commercially attractive intellectual property licensing arrangements with third parties in the future, particularly if we are no longer a majority-owned subsidiary of Silicon Graphics. Moreover, in connection with future intellectual property infringement claims, we will not have the benefit of asserting counterclaims based on Silicon Graphics' intellectual property portfolio, nor will we be able to provide licenses to Silicon Graphics' intellectual property in order to resolve such claims.

                     LACK OF INDEPENDENT OPERATING HISTORY

    Prior to the separation of our business from that of Silicon Graphics in June 1998, we operated as a division of Silicon Graphics and not as a separate stand-alone company. Although we continue to be a majority owned subsidiary of Silicon Graphics, Silicon Graphics has no obligation to assist us except as provided in the management services agreement between the companies. If we fail to implement the operational, administrative and other systems and infrastructure necessary to support our business as a stand-alone company, our business, results of operations and financial condition could be adversely affected.

                       OUR MARKETS ARE HIGHLY COMPETITIVE

    Competition in the market for embedded processors is intense. We believe that the principal competitive factors in our industry are performance, functionality, price, customizability and power consumption. Our processors and cores compete with those of ARM Holdings plc, Hitachi Semiconductor (America) Inc. and PowerPC (an alliance between Motorola, Inc. and IBM Corporation), although we also compete with semiconductor manufacturers whose product lines include processors for embedded and non-embedded applications, including Intel Corporation, National Semiconductor Corporation, Advanced Micro Devices, Inc. and Motorola, Inc. In addition, we may face competition from the producers of unauthorized MIPS-based clones and non-RISC based technology designs.

    To remain competitive, we must also differentiate our processors, cores and related designs from those available or under development by the internal design groups of semiconductor manufacturers, including some of our current and prospective manufacturing licensees. Many of these internal design groups have substantial programming and design resources and are part of larger organizations with substantial financial and marketing resources. These internal design groups may develop products that compete directly with ours or may actively seek to license their own technology to third-party semiconductor manufacturers.

    Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories, greater brand recognition, larger customer bases as well as greater financial and marketing resources than we do. This may allow them to respond more quickly than we can to new or emerging technologies and changes in customer requirements. It may also allow them to devote greater resources than we can to the development and promotion of their technologies and products. In addition, we may face competition from non-RISC based designs of technology. We cannot assure you that we will be able to compete successfully or that competitive pressures will not materially and adversely effect our business, results of operations and financial condition.

                          DEPENDENCE ON KEY PERSONNEL

    Our future success depends to a significant extent on the continued contributions of our key management, technical, sales and marketing personnel, many of whom are highly skilled and difficult to replace. We do not have employment agreements with any of our officers or key employees. We intend to hire additional highly skilled personnel, particularly technical personnel, for our anticipated research and development activities. Competition for qualified personnel, particularly those with significant experience in the semiconductor and processor design industries, is intense. The loss of the services of any of our key personnel or our inability to attract and retain qualified personnel in the future could have a material adverse effect on our business, results of operations and financial condition. In particular, our ability to hire and retain qualified engineering personnel is essential to meet our business goals.

                 RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

    A substantial portion of our revenue has been, and is expected to continue to be, derived from customers outside the United States, primarily in Japan. For the second quarter and for first six months of fiscal 1999, revenue from customers outside the United States represented approximately 92% and 90%, respectively, of our total revenue compared to 88% and 90% for the comparative period in fiscal 1998.

    To date, substantially all of our revenue from international customers has been denominated in U.S. dollars. However, to the extent that the sales by our manufacturing licensees to their customers are denominated in foreign currencies, the royalties we receive on such sales could be subject to fluctuations in currency exchange rates. If the effective price of the technology we sell to our licensees were to increase due to fluctuations in foreign currency exchange rates, demand for our technology could fall which would, in turn, reduce our royalties. Because we cannot predict the amount of non-U.S. dollar denominated revenue earned by our licensees, we have not historically attempted to mitigate the effect that currency fluctuations may have on our revenue, and we do not presently intend to do so in the future.

    The relative significance of our international operations exposes us to a number of additional risks, including:

    - political and economic instability;

    - reduced or limited protection for intellectual property;

    - export license requirements, tariffs and other trade barriers;

    - potentially adverse tax consequences; and

    - longer accounts receivable collection periods and greater difficulty in collection of accounts receivable.

                             NEED TO MANAGE GROWTH

    Our ability to continue to grow successfully requires an effective planning and management process. Although we have developed much of the financial, operational and administrative capabilities previously provided to us by Silicon Graphics, we will need to continue to improve these capabilities. Since June 30, 1998, we have increased our headcount substantially, from 63 employees at that date to 110 employees at December 31, 1998. This increase includes the addition of 24 employees in December 1998 to staff research and development activities at our new development center in Denmark, as well as additional employees in our sales and marketing staff.

    Our growth has placed, and the recruitment and integration of additional employees will continue to place, a strain on our resources. Digital consumer product manufacturers and our semiconductor manufacturing licensees typically require significant engineering support in the design, testing and manufacture of products incorporating our technology. Accordingly, increases in the adoption of our technology can be expected to increase the strain on our personnel, particularly our engineers.

               RELIANCE ON SEMICONDUCTOR COMPANY LICENSEES

    We do not manufacture or sell processors containing our technology. Rather, we license our technology to semiconductor companies and digital consumer product manufacturers who then incorporate our technology into the products they sell. In some cases, our licensees also add custom integration services and derivative design technologies to enhance our processor designs. Accordingly, the adoption and continued use of our technology by semiconductor companies is important to our continued success. None of our current semiconductor company licensees is obligated to license new or future generations of our processor designs. We cannot assure you that we will be able to maintain our current relationships or establish new relationships with additional licensees, and any failure by us to do so could have a material adverse effect on our business. We face numerous risks in obtaining agreements with semiconductor companies on terms consistent with our business model, including:

    - the lengthy and expensive process of building a relationship with a potential licensee before there is any assurance of an agreement;

    - the fact that we may compete with the internal design teams of semiconductor companies in the development of products using technologies that are similar to or an alternative to ours;

    - the potential difficulties in persuading large semiconductor companies to work with us, to rely on us for critical technology, and to disclose to us proprietary manufacturing technology; and

    - the potential difficulties in persuading potential licensees to bear certain development costs associated with our technology and to make other necessary investments to produce embedded processors using our technology.

    We are also subject to many risks beyond our control that influence the success of our licensees, including, for example, the highly competitive environment in which they operate, the market for their products, their engineering capabilities and their financial and other resources. In addition, our separation from Silicon Graphics may negatively affect certain of our existing licensee relationships, insofar as Silicon Graphics was a factor in establishing and maintaining the relationship or in negotiating the financial and other terms of our contracts with such licensees (due to, for example, Silicon Graphics' status as a customer of such licensees).

                                YEAR 2000 ISSUE

    Many computer programs and embedded date-reliant systems use two digits rather than four to define the applicable year. Programs and systems that record only the last two digits of the calendar year may not be able to distinguish whether "00" means 1900 or 2000. If not corrected, date-related information and data could cause such programs or systems to fail or to generate erroneous information.

    Although our processor and related designs have no inherent time or date function, we initiated a comprehensive assessment of our Year 2000 readiness in September 1998.

We have recently completed this assessment and have begun to implement programs to make our information technology (IT) and related non-IT and processes Year 2000 compliant. In addition, we recently replaced our internal computer systems and operating and applications software. Each of the suppliers of these systems and software has indicated to us that it believes its products are Year 2000 compliant. We expect to complete changes to critical systems by the third quarter of calendar year 1999. We believe that we have allocated sufficient resources for our Year 2000 compliance efforts, and we expect that our total costs associated with these efforts will be less than $200,000, exclusive of ordinary costs to upgrade and maintain our equipment.

    We intend to cooperate with our licensees and others with whom we do business to coordinate Year 2000 compliance with operational processes and marketed products. However, we are unable to directly assess the Year 2000 compliance of products and technologies developed by others and incorporating our technology. To the extent that any such third-party product or technology is not Year 2000 compliant, we may be adversely affected due to our association with such product or technology. In addition, our revenue and operating results could become subject to unexpected fluctuations and could be adversely effected if our licensees or system original equipment manufacturers encounter Year 2000 compliance problems that affect their ability to distribute products that incorporate our technology.

    We will also be contacting critical suppliers to determine whether the products and services they provide to us are Year 2000 compliant. We will develop contingency plans should the need arise. A delay or failure by our critical suppliers to be Year 2000 compliant could, in a worst case, interrupt our business and have an adverse effect on our business, financial condition and results of operations.